AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 2014

REGISTRATION NO. 333-179534

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUPERFUND GOLD, L.P.

(Exact name of registrant as specified in its charter)

Delaware	6221
(State of Organization)	(Primary Standard Industrial
Classification Code Number)
98-0574019 (Series A) 98-0574020 (Series B)
(I.R.S. Employer Identification Number)
Martin Schneider
Superfund Office Building	Superfund Office Building
P.O. Box 1479	P.O. Box 1479
Grand Anse	Grand Anse
St. George’s, Grenada	St. George’s, Grenada
West Indies	West Indies
(473) 439- 2418	(473) 439-2418
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James B. Biery

Daniel F. Spies

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

(312) 853-4167

SUPERFUND GOLD, L.P.

Post-Effective Amendment No. 2

The sole purpose of this Post-Effective Amendment is to deregister $74,592,510 of Series A limited partnership units and $81,498,135 of Series B limited partnership units which remained unsold following the termination of the offering of such units pursuant to this Registration No. 333-179534.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Superfund Capital Management, Inc., as general partner of the Registrant, has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. George’s, Grenada, West Indies on the 18th day of June, 2014.

Superfund Gold, L.P.

By:	Superfund Capital Management, Inc. General Partner

By:	/s/ Nigel James
Nigel James President